Exhibit 99.1

Press Release

_____________________________________________	______________________________________________
Contact Information:	FOR IMMEDIATE RELEASE
Texen Oil and Gas, Inc.
Corporate Headquarters
Tel: 1-713-782-5758
or
Wendy Prabhu
Investor Relations Contact
Mercom Capital Group, llc
Tel: 1-602-748-1458

Letter from Texen Oil and Gas President and CEO

Texen Oil and Gas Reorganization Picks Up Speed

Houston, Texas, June 21, 2004 - Texen Oil and Gas, Inc. (OTC BB: TXEO), as part of its reorganization, is pleased to announce that this week has marked the completion of the relocation of Texen Oil and Gas' new corporate offices. The new offices located at 2401 Fountain View Drive in Houston Texas are located in the center of the Oil Industries working district. We selected this location to be in close proximity with our field operations team, Coastline Operating and our corporate advisors located in the Houston area.

On June 10th the company held its first corporate strategy meeting with management and our new team of advisors. In the meeting Coastline Operators, the company's new operator outlined a number opportunities to increase the current production from existing assets, through the re-work of potential wells. Request for complete costs associated with these wells were requested by the company and will be forthcoming for decision in the next week.

Next week Texen Oil and Gas will announce the initial phase of a new drilling program utilizing assets already within the company's portfolio.

Sincerely,

/s/ Tatiana Golovina
Tatiana Golovina

About Texen Oil and Gas, Inc.
 Texen Oil and Gas, Inc. is a Houston based oil and gas exploration and development (E&D) company. The company leases approximately 6,000 acres of crude oil and natural gas producing properties in Victoria, DeWitt and Waller Counties, Texas. For additional information, please visit www.texenoilandgas.com.

Forward-Looking Statements: This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.

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Texen Oil & Gas, Inc. * www.texenoilandgas.com